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EXHIBIT 21.1

TransWestern Holdings L.P. Subsidiaries:

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
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 NAME OF SUBSIDIARY                           STATE OR OTHER JURISDICTION OF         NAMES UNDER WHICH SUCH
                                              INCORPORATION OR ORGANIZATION          SUBSIDIARY DOES BUSINESS
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
 TWP Capital Corp.                                          Delaware                           n/a
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 TransWestern Publishing Company LLC                        Delaware                           n/a
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